Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Director of Investor Relations or,
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Annual Meeting Results
________________________________________________________________________

Newton, MA (May 14, 2009):  Five Star Quality Care, Inc. (NYSE Amex: FVE) announced the preliminary tabulation of votes at its annual meeting held earlier today, as follows:

•	Arthur G. Koumantzelis was re-elected as an Independent Director receiving 22,786,267 votes, or 71% of all shares outstanding.

•	Gerard M. Martin was re-elected as a Managing Director receiving 27,430,480 votes, or 85% of all shares outstanding.

Both Messrs. Koumantzelis and Martin were elected for three (3) year terms until the 2012 annual meeting.

Five Star Quality Care, Inc. is a senior living and healthcare services company.  Five Star owns or leases and operates 210 senior living communities with 22,260 living units located in 30 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD

LOOKING STATEMENTS ARE BASED UPON FVE’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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